POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Cordia Bancorp Inc., a Virginia corporation (the “Company”), hereby constitutes and appoints Jack Zoeller and Kim Destro, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to execute for him or her and in his or her name, place and stead, in any and all capacities, a Registration Statement on Form S-4 (or any other appropriate form), and any and all amendments (including post-effective amendments) thereto, relating to the registration under the Securities Act of 1933, as amended, of shares of the Company’s common stock, par value $0.01 per share, to be issued in accordance with the terms of an Agreement and Plan of Share Exchange dated as of August 28, 2012, between the Company and Bank of Virginia, as may be amended from time to time, granting unto said attorneys-in-fact and agents and their substitutes, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date set forth below.

Name and Title	Date

/s/ Jack Zoeller	January 16, 2013
Jack Zoeller Director, President and Chief Executive Officer

/s/ David C. Bushnell	January 14, 2013
David C. Bushnell Acting Chief Financial Officer

/s/ Kim Destro	January 14, 2013
Kim Destro Senior Vice President and Principal Accounting Officer

/s/ Peter W. Grieve	January 15, 2013
Peter W. Grieve Director, Chairman of the Board

/s/ Raymond H. Smith, Jr.	January 15, 2013
Raymond H. Smith, Jr. Director

/s/ Todd S. Thomson	January 16, 2013
Todd S. Thomson Director